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                                                                     EXHIBIT 8.1

                    LIST OF SUBSIDIARIES AND JOINT VENTURES

Subsidiary and joint ventures of the Group are as follows, these being held by Group companies unless indicated:


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                                                        COUNTRY OF
                                                      REGISTRATION OR                                ORDINARY
             NAME OF COMPANY                           INCORPORATION         PRINCIPAL ACTIVITY     HELD SHARES
             ---------------                         ------------------      ------------------     -----------
INVESTMENTS IN SUBSIDIARIES
Last Minute Network Limited (1).................     England and Wales       Marketer                   100%
Lastminute.com GmbH.............................     Germany                 Marketer                   100%
Lastminute AB...................................     Sweden                  Marketer                   100%
Last Minute Network S.A.R.L.....................     France                  Marketer                    99%
Revalfi S.A.. ..................................     France                  Marketer                   100%
Voyages Sur Mesures S.A. .......................     France                  Marketer                   100%
Activnet S.A.R.L................................     France                  Marketer                   100%
Lastminute Travel AB............................     Sweden                  Non Trading                100%
Lastminute.com BV...............................     The Netherlands         Marketer                   100%
Lastminute.com s.r.l............................     Italy                   Marketer                    99%
Last Minute s.p.r.l.............................     Belgium                 Non Trading                100%
Last Minute Network Limited.....................     Ireland                 Non Trading                 50%
Last Minute A/S.................................     Norway                  Non Trading                100%
Last Minute A/S.................................     Denmark                 Non Trading                100%
Urbanbite Limited (1)...........................     England and Wales       Marketer                   100%
Urbanbite BV....................................     The Netherlands         Marketer                   100%

INVESTMENTS IN JOINT VENTURES
Lastminute.com (Australia) Pty Limited..........     Australia               Marketer                  25.1%
Lastminute.com (Pty) Limited....................     South Africa            Marketer                  25.1%
Lastminute Network S.L..........................     Spain                   Marketer                  30.0%
Lastminute.com Japan Limited....................     Japan                   Non Trading               32.9%
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(1) directly held by lastminute.com plc